                                                                     EXHIBIT 4.2

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


     This Amended and Restated Registration Agreement (the "Agreement") is made and entered into as of November 13, 2000, by and among Maxygen, Inc., a Delaware corporation (the "Company"), and the undersigned holders (the "Consenting Investors") of the Company's common stock.

                                   RECITALS
                                   --------

     The Company and the Consenting Investors, or their predecessors in interest, have entered into a Registration Rights Agreement dated March 14, 1997, as amended to date (the "Registration Rights Agreement"), that provides that the investors indicated on Schedule A hereof (the "Holders") are to receive certain registration rights with respect to Maxygen common stock.

     As a result of the occurrence of the public offering of the Company's common stock and for other reasons, the Company and the Consenting Investors desire to amend and restate the Registration Rights Agreement.

     Pursuant to Section 17 of the Registration Rights Agreement, the Registration Rights Agreement may be amended with the written consent of the holders of a majority of the then outstanding Registrable Securities (as defined in the Registration Rights Agreement). The Consenting Investors constitute the holders of a majority of the outstanding Registrable Securities on the date hereof.

     The Company and the Consenting Investors wish to amend and restate the Registration Rights Agreement such that the full text of the agreement reads as provided in Exhibit A hereof.

                                 THE AGREEMENT
                                 -------------

     Now, Therefore, the parties agree as follows:

     1.   The recitals set forth above are incorporated by reference herein.

     2. The Registration Rights Agreement is hereby amended and restated to read, in full, as provided in Exhibit A hereof.

     3. In accordance with Section 17 of the Registration Rights Agreement, this amendment and restatement of the Registration Rights Agreement is binding on each Holder.

     4. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflict of laws.

     In Witness Whereof, the parties have executed this amendment and restatement as of the date first above written.


THE COMPANY
-----------

Maxygen, Inc.

  /s/ B.S. Gill
------------------------------
Name:  B.S. Gill
Title: President

THE CONSENTING INVESTORS
------------------------

Glaxo Wellcome International BV

  /s/ O.M.N. Rethmeier
------------------------------
Name:  O.M.N. Rethmeier
Title: Director

Glaxo Group Limited

  /s/ J. Coombe
------------------------------
Name: J. Coombe

Technogen Associates, L.P.

by Technogen Managers, L.L.C.,
     its general partner

  /s/ Isaac Stein
------------------------------
Name:  Isaac Stein
Title: Manager

Technogen Enterprises, L.L.C.

by Technogen Managers, L.L.C.,
     its managing member

  /s/ Isaac Stein
------------------------------
Name:  Isaac Stein
Title: Member

Pioneer Overseas Corporation

  /s/ Daniel E. Jacobi
------------------------------
Name:  Daniel E. Jacobi
Title: Secretary

Stein 1995 Revocable Trust

  /s/ Isaac Stein
------------------------------
Isaac Stein
Trustee

Russell & Maureen Howard Trust

  /s/ Russell Howard
------------------------------
Russell Howard
Trustee

Kinsmith Financial Corporation

By:  /s/ Stewart R. Smith
     -------------------------
     Stewart R. Smith
     President

Toranto Co.

  /s/ illegible
------------------------------

The Pyramid Trust

  /s/ Gerardo Rosenkranz
------------------------------
Gerardo Rosenkranz
Trustee

Grappa Trust

  /s/ Roberto Rosenkranz
------------------------------
Roberto Rosenkranz
Trustee

City of Milford Employer Pension Fund
Wolfson Investment Partners LP
Wells Family LLC
The Lazar Foundation

By: Zesiger Capital Group LLC
    Agent and Attorney-in-fact

     By: /s/ illegible
         ---------------------

Caramia LLC

  /s/ Fay Holloschutz
------------------------------
Fay Holloschutz
Asst. Secretary

R.A. Investment Group

  /s/ Marshall Fisenburg
------------------------------
Marshall Fisenburg
Trustee

Serfina International Corporation

  /s/ Ruben Silveira
------------------------------
Ruben Silveira
President

Invemed Associates LLC

  /s/ John Baran
------------------------------
John Baran
CFO

Best Family Limited Partnership

  /s/ John C. Best
------------------------------
John C. Best
General Partner

Alexander Peter Zaffaroni Trust U/T/D 12/29/88

  /s/ Gayle Adams
------------------------------
Gayle Adams
Trustee

Alexander Peter Zaffaroni Trust U/T/D 04/15/89

  /s/ Gayle Adams
------------------------------
Gayle Adams
Trustee

Charles Adam Zaffaroni Trust U/T/D 04/15/89

  /s/ Gayle Adams
------------------------------
Gayle Adams
Trustee

Charles Adam Zaffaroni Trust U/T/D 12/29/88

  /s/ Gayle Adams
------------------------------
Gayle Adams
Trustee

Zaffaroni Family Partnership, L.P.

  /s/ Alejandro Zaffaroni
------------------------------
Alejandro Zaffaroni
General Partner

Elisa Zaffaroni Trust U/T/D April 15, 1989

  /s/ Matilda Nieri
------------------------------
Matilda Nieri
Trustee

  /s/ Ana Leech
------------------------------
Ana Leech
Trustee

The Zaffaroni Revocable Trust 1/24/86

  /s/ Alejandro Zaffaroni
------------------------------
Alejandro Zaffaroni
Trustee

WS Investment Company 99A

  /s/ illegible
------------------------------

John and Marcia Goldman Trust

  /s/ John D. Goldman
------------------------------
John D. Goldman
Trustee

AJ Trusts Partnership

  /s/ John D. Goldman
------------------------------
John D. Goldman
Managing Partner

Alter-Tech Ventures

  /s/ Robert Novak
------------------------------
Robert Novak
Partner

G. Grandchildren 1986 Trust

  /s/ George P. Levondis
------------------------------
George P. Leondis
Trustee

Recordati SA

  /s/ illegible
------------------------------
Attorney-in-Fact

Fimei Overseas, Inc.

  /s/ illegible
------------------------------
Attorney-in-Fact

Alexander Maxwell Djerassi Trust No. 1

  /s/ Carl Djerassi
------------------------------
Carl Djerassi
Trustee

C. Djerassi Revocable Trust

  /s/ Carl Djerassi
------------------------------
Carl Djerassi
Trustee

JMJ Trusts Partnership

  /s/ Douglas E. Goldman
------------------------------
Douglas E. Goldman
Managing Partner

Douglas E. Goldman Revocable Trust

  /s/ Douglas E. Goldman
------------------------------
Douglas E. Goldman
Trustee

Edward A. and Constance R. Barthold Trust dated 4/15/91

  /s/ Constance R. Barthold
------------------------------
Constance R. Barthold
Trustee

  /s/ Stuart A. Barthold
------------------------------
Stuart A. Barthold
Trustee

Lazare Revocable Trust

  /s/ Daniel Lazare
------------------------------
Daniel Lazare
Trustee

MDLC Partners

  /s/ Dean O. Morton
------------------------------
Dean O. Morton
General Partner

Dean O. and Lavon Morton Trust

  /s/ Dean O. Morton
------------------------------
Dean O. Morton
Trustee

HEWM Investors

  /s/ August J. Moretti
------------------------------
August J. Moretti
Manager

INDIVIDUAL CONSENTING INVESTORS
-------------------------------

  /s/ William Brody
------------------------------
William Brody

  /s/ C.R. Dahl
------------------------------
C.R. Dahl

  /s/ Robert English
------------------------------
Robert English

  /s/ Robert J. Glaser Jr.
------------------------------
Robert J. Glaser Jr.

  /s/ Cristina H. Kepner
------------------------------
Cristina H. Kepner

  /s/ Gualtherus Kraijenhoff
------------------------------
Gualtherus Kraijenhoff

  /s/ Ernest Mario
------------------------------
Ernest Mario

  /s/ Diane Middlebrook
------------------------------
Diane Middlebrook

  /s/ Christopher M. McGuire
------------------------------
Christopher M. McGuire

  /s/ Michael Rabson
------------------------------
Michael Rabson

  /s/ Gordon Ringold
------------------------------
Gordon Ringold

  /s/ Sanford R. Robertson
------------------------------
Sanford R. Robertson

  /s/ Roberto Rosenkranz
------------------------------
Roberto Rosenkranz

  /s/ Guillermo Serraco
------------------------------
Guillermo Serraco

  /s/ Willem Stemmer
------------------------------
Willem Stemmer

  /s/ Donna Swanson
------------------------------
Donna Swanson

  /s/ Gonzalo Silveira
------------------------------
Gonzalo Silveira

  /s/ Maria Margot Steilen
------------------------------
Maria Margot Steilen

  /s/ Thomas L. Teague
------------------------------
Thomas L. Teague

  /s/ John A. Young
------------------------------
John A. Young

  /s/ Alejandro A. Zaffaroni
------------------------------
Alejandro A. Zaffaroni

  /s/ Leah Zaffaroni
------------------------------
Leah Zaffaroni

                                                                       Exhibit A
                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made and entered into as of November 13, 2000, by and among Maxygen, Inc., a Delaware corporation (the "Company"), and the Company stockholders (the "Investors") listed on Schedule A hereto. The term "Common Stock" shall mean the common stock, par value $0.0001 per share, of the Company.

                                   RECITALS
                                   --------

          The Company and the Investors entered into a Registration Rights Agreement dated March 14, 1997, as amended to date (the "Registration Rights Agreement"), that provides that the Investors are to receive certain registration rights with respect to Company common stock.

          As a result of the occurrence of the public offering of the Company's common stock and for other reasons, the Company and the Investors desire to amend and restate the Registration Rights Agreement.

          NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement, the following terms
              -----------
shall have the following respective meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

          (b) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

          (c) "Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock issued by the Company prior to its initial public offering in December 1999.

          (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

          (e) "Registrable Securities" shall mean (i) shares of Common Stock issued upon conversion of the Company's Preferred Stock; (ii) shares of Common Stock held of record by any of the Investors, (iii) shares of Common Stock issued or issuable upon conversion of any other series of preferred stock of the Company as shall be agreed to in writing by a majority of the then outstanding Registrable Securities (as recorded in the records of the Company's transfer agent) and (iv) shares of Common Stock issued as a dividend or distribution with respect to, or in exchange or in replacement of, the foregoing;

          (f) "Holder" shall mean an Investor if the Investor holds Registrable Securities and any other person holding Registrable Securities to whom registration rights have been transferred pursuant to Section 13 of this Agreement; provided, however, that any person who acquires any of the Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Act or pursuant to a sale under Rule 144 under the Act shall not be considered a Holder; and

          (g) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          2.     Demand Registration.
                 -------------------

          (a) If the Company shall receive a written request at any time (specifying that it is being made pursuant to this Section 2) from Holders that the Company file an underwritten registration statement under the Act covering the registration for offer and sale of at least twenty percent (20%) of the Registrable Securities (as recorded in the records of the Company's transfer agent) with an aggregate fair market value of at least $5 million on the date of request, then the Company shall promptly notify in writing all other Holders of such request. Within twenty calendar days after such notice has been sent by the Company, any other Holder may give written notice to the Company of its intent to include some or all of its Registrable Securities in the registration, which notice shall specify the number of shares to be included. As soon as practicable after the expiration of such twenty-day period, the Company shall use its reasonable best efforts to cause all Registrable Securities that Holders have requested be registered to be registered under the Act (hereinafter a "Demand Registration"). The Holders may, if they so desire, individually or collectively condition their request or participation on a minimum specified selling price being available at the time of registration.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration:

                      (1) Within ninety days after the effective date of any registration statement effected by the Company, whether for its own account or for the account of others; or

                      (2) On Form S-1 (or any comparable or successor form to such form) after the Company has effected two Demand Registrations and each such registration has been declared or ordered effective.

          3.     Piggyback Registration.  Subject to the provisions of Section 9
                 ----------------------
of this Agreement, if at any time the Company proposes to register any of its securities under the Act, either for its own account or for the account of others who are not Holders, in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Securities (other than Forms S-4 or S-8, their equivalent or any successor registration form) and other than on a registration statement filed in connection with an acquisition by the Company, the Company shall, each such time, promptly give each Holder written notice of such proposal. Upon the written request of any Holder given within twenty days after mailing of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration under the Act all the Registrable Securities that each such Holder has requested be registered. The Company shall not be obligated to complete more than three piggyback registrations pursuant to this Section 3. In addition, the Company shall not be required to provide such piggyback rights in connection with a public offering if (i) the Company is a registrant entitled to use Form S-3 (or any successor registration form to Form S-3) and (ii) such public offering is not an underwritten offering.

          4.     Registration on Form S-3.
                 ------------------------

          (a) If (i) a Holder or Holders request in writing (specifying that such request is being made pursuant to this Section 4) that the Company file under the Act a registration statement on Form S-3 (or any successor registration form to Form S-3 regardless of its designation) for a public offering of Registrable Securities, (ii) the Company is a registrant entitled to use Form S-3 (or any successor registration form to Form S-3) to register such shares, and (iii) the request covers Registrable Securities with an aggregate fair market value of at least $5 million on the date of request, then the Company shall use its reasonable best efforts to cause such shares to be registered on Form S-3 (or any successor registration form to Form S-3).

          (b) The Holders' rights to registration under this Section 4 are in addition to, and not in lieu of, their rights to registration under Sections 2 and 3 of this Agreement. Registrations on Form S-3 need not be underwritten.

          5.     Obligations of the Company.  Whenever required under this
                 --------------------------
Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its reasonable best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold or (ii) 180 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (y) the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object to such filing or (z) information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 5(a) of this Agreement and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Act.

          (c) Furnish to the selling Holders such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the Registrable Securities under such other securities laws of such domestic jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions; and provided further that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction.

          (e) Promptly notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

          (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

          (g) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (h) Make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement pursuant to agreements of confidentiality if reasonably requested.

          (i) Promptly notify the selling Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

          (j) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

          (k) If reasonably requested by any underwriter or a selling Holder of Registrable Securities in connection with any underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

          (l) Prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement with the Commission), (i) promptly provide copies of such document to counsel for the selling Holders of the Registrable Securities and counsel for the underwriters, if any, (ii) make representatives of the Company available for discussion of such document and
(iii) make such changes in such document prior to the filing thereof as counsel for such Holders or underwriters may reasonably request.

          (m) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

          (n) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

          (o) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (i) make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters or their counsel; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (p) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such 12-month periods.

          6.     Furnish Information.  It shall be a condition precedent to the
                 -------------------
obligations of the Company (i) to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company and
(ii) to cause any registration pursuant to this Agreement to become effective for the Holders to have exercised their rights of conversion with respect to any Registrable Securities proposed to be registered.

          7.     Suspension of Disposition of Registrable Securities.  Each
                 ---------------------------------------------------
selling Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) of this Agreement, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of the supplemented or amended prospectus contemplated by Section 5(e) of this Agreement, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 5(a) of this Agreement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(e) of this Agreement to and including the date when each selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(e) of this Agreement or the Advice.

          8.     Expenses of Registration.  All reasonable expenses incurred in
                 ------------------------
connection with a registration pursuant to Sections 2, 3 and 4 of this Agreement (excluding underwriters' discounts and commissions) including, without limitation, all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders, unless (i) the Holders agree to forfeit their right to a demand registration pursuant to Section 2 of this Agreement; (ii) there has been a material adverse change in the business or prospects of the Company after the date of any demand for registration made pursuant to Section 2 of this Agreement, which change has caused such request to be withdrawn by the Holders or (iii) the proposed selling price does not meet the minimum selling price specified by the Holders and such minimum selling price was not more than the closing price of Maxygen common stock on the day prior to the request provided under Section 2, in which case the Holders shall not be required to pay any of the expenses for such registration and shall retain the right to require the Company to register Registrable Securities pursuant to Section 2 of this Agreement.

          9.     Underwriting Requirements; Priorities.
                 -------------------------------------

          (a) The Holders of a majority of the Registrable Securities included in any registration under Section 2 or 4 of this Agreement will have the right to select the investment banker(s) and manager(s) to administer the offering, if any, subject to the approval of the Company, which will not be unreasonably withheld. The Company will not include in any registration under
Section 2 or 4 of this Agreement any securities that are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities requesting such registration. If other securities are permitted to be included in a registration under Section 2 or 4 of this Agreement which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities that can be sold at the desired price in such offering, the Company will include in such registration (i) first, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective Holders on the basis of the amount of Registrable Securities owned and (ii) second, all other securities permitted to be included in such registration.

          (b) The Company will have the right to select the investment banker(s) and manager(s) to administer any offering to which Section 3 of this Agreement is applicable, subject to the approval of the Holders of a majority of the Registrable Securities included in such registration, which approval will not be unreasonably withheld. If a registration under Section 3 of this Agreement is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders pro rata among the Holders thereof on the basis of the amount of Registrable Securities owned and (iii) third, all other securities requested to be included in such registration. If a registration under Section 3 of this Agreement is an underwritten secondary registration on behalf of holders of securities of the Company (or a combined primary offering by the Company and secondary offering by the Company's stockholders) and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration but not in excess of one-third of the total number of shares to be included in such registration and by other holders of Company securities with contractual registration rights, pro rata among the holders of such securities on the basis of the number of shares requested to be included therein,

(ii) second, securities to be sold for the account of the Company, and (iii) third, other securities requested to be included in such registration.

          (c) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          10.    Termination of the Company's Obligations.
                 ----------------------------------------

          (a)    The Company shall have no further obligations pursuant to
Section 2 of this Agreement with respect to any request or requests made by any Holder after (i) the Company has, at the demand of the Holders pursuant to
Section 2 of this Agreement, effected two registrations in which registration statements have remained effective for at least 180 days or have become effective and all Registrable Securities covered thereby have been sold pursuant thereto or (ii) December 15, 2002.

          (b)    The Company shall have no further obligations pursuant to
Section 3 of this Agreement after December 15, 2002.

          (c)    The Company shall have no further obligations pursuant to
Section 4 of this Agreement after December 15, 2004.

          (d) Subject to Section 15, the Company shall have no further obligations pursuant to this Agreement if the Company sells all or substantially all its assets.

          (e) Subject to Section 15, the Company shall have no further obligations pursuant to this Agreement and this Agreement shall terminate on December 15, 2005.

          11.    Reports Under the 1934 Act.  With a view to making available to
                 --------------------------
the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it is subject to such registration requirements; and

          (c) Furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety days after the effective date of said first registration statement filed by the Company), and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any Holder in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

          12.    Certain Limitations in Connection with Future Grants of
                 -------------------------------------------------------
Registration Rights. From and after March 14, 1997, the Company has not and
-------------------
shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights that restrict, or are more favorable, in the aggregate, than the registration rights provided herein without the written consent of the Holders of a majority of the then outstanding Registrable Securities.

          13.    Transfer of Registration Rights.  Provided that the Company is
                 -------------------------------
given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned, the registration rights under this Agreement may be transferred in whole or in part at any time.

          14.    Indemnification.  In the event any Registrable Securities are
                 ---------------
included in a registration statement under this Agreement:

          (a) To the full extent permitted by law, the Company will, and hereby does indemnify and hold harmless each Holder requesting or joining in a registration, each director, officer, partner, employee, or agent for such Holder, any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 14(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person.

          (b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement will, and hereby does indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter (within the meaning of the Act) for the Company, each other selling Holder and each person, if any, who controls such other selling Holder within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 14(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c)    Promptly after receipt by an indemnified party under this
Section 14 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 14, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 14, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 14.

          15.    Survival.  The indemnification provisions of Section 14 shall
                 --------
survive the expiration or termination of this Agreement for any reason.

          16.    Remedies.  In addition to being entitled to exercise all rights
                 --------
provided in this Agreement and other agreements entered into by and among the Company and one or more of the Holders as well as all rights granted by law, including recovery of damages, each Holder of Registrable Securities shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees not to raise the defense in any action for specific performance that a remedy at law would be adequate.

          17.    Amendments and Waivers. Any term of this Agreement may be
                 ----------------------
amended and the observance of any term of this Agreement may be waived either generally or in a particular instance and either retroactively or prospectively with the written consent of the Holders of a majority of the then outstanding Registrable Securities (as recorded in the records of the Company's transfer agent). Any such amendment or waiver effected in accordance with this Section 17 shall be binding on each Holder.

          18.    Notices.  All notices and other communications provided for or
                 -------
permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, facsimile, or air courier guaranteeing overnight delivery:

          (a) If to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 18, which address initially is, with respect to the Investors, the address set forth on the signature page of the Purchase Agreement pursuant to which such Holder acquired Registrable Securities, with a copy (which shall not constitute notice) to their respective counsel as identified thereon; and

          (b)    If to the Company, to:

                      Maxygen, Inc.
                      515 Galveston Drive
                      Redwood City, CA  94063
                      Attn:  General Counsel
                      Facsimile No. (650) 298-5803

until such time as a new address is given in accordance with the provisions of this Section 18.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          19.    Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          20.    Headings.  The headings in this Agreement are for convenience
                 --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          21.    Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Delaware.

          22.    Severability.  In the event that any one or more of the
                 -----------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          23.    Entire Agreement.  This Agreement is intended by the parties as
                 ----------------
a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Company's securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          24.    Parties Benefited.  Nothing in this Agreement, express or
                 -----------------
implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

                                                                      Schedule A

                                   Investors
                                   ---------


Glaxo Wellcome International BV
Glaxo Group Limited
Technogen Associates, L.P.
Technogen Enterprises, L.L.C.
Stein 1995 Revocable Trust
Pioneer Overseas Corporation
AstraZeneca Holdings, B.V.
Russell and Maureen Howard Trust
Dr. Bhagwant Gill and Dr. Krishna Gill
HEWM Investors LLC
Gordon Ringold
Sandford R. Robertson
Julian Stern
Auer & Co. #136-064-419 c/o Bankers Trust Co. (Julian Stern)
Michael S. Rabson
Alejandro A. Zaffaroni
Leah Zaffaroni
Matilda Nieri & Ana Leech Trustees of the Elisa Zaffaroni Trust UTD 4/15/89 Matilda Nieri & Gayle Adams Co-Trustees of the Charles Adam Zaffaroni Trust UTD 12/29/88
Matilda Nieri & Gayle Adams Co-Trustees of the Alexander Peter Zaffaroni Trust UTD 12/15/89
Matilda Nieri & Gayle Adams Co-Trustees of the Alexander Peter Zaffaroni Trust UTD 4/29/88
Matilda Nieri & Gayle Adams Co-Trustees of the Charles Adam Zaffaroni Trust UTD 4/15/89
The Zaffaroni Family Partnership L.P.
Zaffaroni Revocable Trust 1/24/86
R.A. Investment Group
Gianfranco Antognini
Edward A. Barthold & Contance R. Barthold Trust
Susan R.G. Revocable Trust
G. Grandchildren 1986 Trust
William R. Brody
Gerald L. Cohen Revocable Trust
Charles Raymond Dahl
Carl Djerassi Revocable Trust
Robert D. English
Frederick Frank
Shomar Corporation
Sally L. Glaser
Joseph Glaser II
Robert J. Glaser, Jr.
AJ Trust Partnership

John and Marcia Goldman Trust
JMJ Trusts Partnership
Douglas E. Goldman Revocable Trust
Cristina H. Kepner
Gualtherus Kraijenhoff
Kenneth G. Langone
Ernest Mario
Christopher M. McGuire
MDLC Partners
Alter-Tech Venture
Caramia LLC
Virgil A. Place Trust
J. Leighton Read
Recordati International Holding S.A.
Fimei Overseas Inc.
Grapa Trust
Pyramid Trust
Toranto Co.
Peter G. Schultz
Kinsmith Financial Corporation
Maria Margot Steilen
Thomas L. Teague
Albert L. Zesiger
Dengel & Co. (Trustees of Amherst College)
Hare & Co. (Lazar Foundation)
Houvis & Co. BFO NFIB Corporate Account
Atwell & Co. (Wells Family LLC)
Alejandro & Lida Zaffaroni Revoc. Trust UTA 1-24-86
Elisa Zaffaroni Trust UTA 4-15-89
Myrian Gibbs De Silveiria & Ruben Silveira
Lazare Revocable Trust
Matilda Nieri
Cynthia Cohn Descendant Irrevocable Trust
Shelly Cohn Schmidt Decendent Irrevocable Trust
Florence Cohn
Lombard Odier & Cie
Invemed Fund, L.P.
Serfina International Corporation
CMEA Life Sciences Fund, L.P.
Gerald L. Cohn Revocable Trust
City of Milforn Pension & Retirement Fund
Diane W. Middlebrook
Young Family Trust
Guillermo Surraco
Gonzalo M. Silveira

Juan C. Rachetti
Alexander Maxwell Djerassi Trust No. 1
Cynthia J. Cohn Revocable Trust
Dale Djerassi Revocable Trust
Hannah S. and Samuel A. Cohn Memorial Foundation Trust
Shelley Cohn Schmidt Revocable Trust
Cristina H. Kepner
Edward A. Barthold & Constance R. Barthold Trust
Wolfson Investment Partners LP
WS Investment Company 99A
Best Family Limited Partnership
David C. Halpert
David W. Stevens